UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2018

Aware, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

(781) 276-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2018, our Board of Directors approved a cash bonus payment in the amount of $30,000 to David J. Martin, Aware’s CFO for Mr. Martin’s efforts in leading the Company through the ASC 606 revenue standard implementation process.

On March 20, 2018, the Compensation Committee of the Board of Directors of Aware approved the following grants of unrestricted stock to the executive officers and directors of Aware under Aware’s 2001 Nonqualified Stock Plan in recognition of their ongoing contributions to Aware:

Name	# of Shares

Kevin T. Russell	30,000

David J. Martin	15,000

Richard P. Moberg	10,000

John S. Stafford, Jr.	10,000

John S. Stafford, III	10,000

Adrian F. Kruse	10,000

Brian D. Connolly	10,000

Brent P. Johnstone	10,000

The unrestricted shares will be issued to each executive and director in two (2) equal installments on June 30, 2018 and December 31, 2018 provided each executive officer and director is serving as a director, officer or employee of Aware or any subsidiary of Aware on such date.

Item 9.01.	Financial Statements and Exhibits.

No financial statements are required to be filed as part of this Report. The following exhibit is filed as part of this Report:

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By:	/s/ Kevin T. Russell
Kevin T. Russell
President & Chief Executive Officer, General Counsel

Date: March 22, 2018